UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/13/2012

CNB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13396

Pennsylvania	25-1450605
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices, including zip code)

814-765-9621
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

       On March 13, 2012, the Board of Directors of CNB Bank appointed Brian W. Wingard as Chief Financial Officer and Senior Vice President of CNB Bank (the "Bank"), a wholly-owned subsidiary of CNB Financial Corporation (the "Corporation").

        Mr. Wingard, age 37, has served as Interim Chief Financial Officer of the Bank since November 2011 and previously served as Assistant Vice President and Controller since November 2007. Mr. Wingard was previously working as a certified public accountant in public practice with Parente Randolph, LLC. Mr. Wingard's base annual compensation was adjusted to $115,000 in connection with his appointment.

       There are no arrangements or understandings between Mr. Wingard and any other person pursuant to which Mr. Wingard was selected to serve as Chief Financial Officer and Senior Vice President of CNB Bank. There are no family relationships between Mr. Wingard and any director or executive officer of the Corporation or of CNB Bank. There has been no transaction nor are there any proposed transactions between the Corporation, CNB Bank and Mr. Wingard that would require disclosure pursuant to Item 404(a) of Regulation S-K.

       The Corporation's press release announcing Mr. Wingard's appointment is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.

(d)        Exhibits.

Exhibit 99 News Release announcing Wingard appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: March 21, 2012	By:	/s/ Joseph B. Bower, Jr
Joseph B. Bower, Jr
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.	News Release announcing Wingard appointment